Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-8 of Registration Statements Nos. 333-147246 and 333-203917 of SPI Energy Co., Ltd. (As successor in interest to Solar Power, Inc.) of our report dated April 15, 2014 relating to the 2013 consolidated financial statements of Solar Power, Inc. appearing in the Annual Report on Form 10-K of Solar Power, Inc. for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

San Francisco, California

January 4, 2016